UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

SEQUENOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29101	77-0365889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 202-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the closing of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), Sequenom, Inc. (the “Company”) and Wells Fargo Bank, National Association (the “Trustee”) entered into a First Supplemental Indenture, dated as of September 7, 2016 (the “First Supplemental Indenture – 2017 Notes”) to the Indenture, dated as of September 17, 2012 (the “2017 Notes Indenture”), between the Company and the Trustee, relating to the Company’s 5.00% Convertible Senior Notes due 2017 (the “2017 Notes”), and a First Supplemental Indenture, dated as of September 7, 2016 (the “First Supplemental Indenture – 2018 Notes” and together with the First Supplemental Indenture – 2017 Notes, the “Supplemental Indentures”) to the Indenture, dated as of June 9, 2015 (the “2018 Notes Indenture” and together with the 2017 Notes Indenture, the “Indentures”), between the Company and the Trustee, relating to the Company’s 5.00% Convertible Exchange Senior Notes due 2018 (the “2018 Notes and together with the 2017 Notes, the “Notes”).

Each of the Supplemental Indentures provides that, at and after the effective time of the Merger, for all conversions in respect of the applicable series of Notes that occur after the effective time of the Merger, the right to convert each $1,000 principal amount of the 2017 Notes or the 2018 Notes, as applicable, into shares of common stock of the Company and cash in lieu of fractional shares of common stock will be changed into the right to convert such principal amount of such Notes into a number of “Units of Reference Property” (i.e., the per share Merger Consideration (as defined in in Item 2.01 of this Current Report on Form 8-K)) of $2.40 in cash equal to the Conversion Rate (as defined in the Indentures, respectively) in effect prior to the effective time of the Merger and an amount of cash in lieu of any fractional Unit of Reference Property equal to the product of (i) such fractional Unit of Reference Property and (ii) $2.40 in cash.

The foregoing summary description of the Supplemental Indentures and certain terms of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the First Supplemental Indenture – 2017 Notes and the full text of the First Supplemental Indenture – 2018 Notes, which are attached as Exhibit 4.1 hereto and Exhibit 4.2 hereto, respectively, the full text of the 2017 Notes Indenture, which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 17, 2012, and the full text of the 2018 Notes Indenture, which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 11, 2015, each of which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on July 26, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”) and Savoy Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of LabCorp (“Purchaser”).

Pursuant to the Merger Agreement, on August 9, 2016, Purchaser commenced a tender offer to purchase all outstanding shares of the Company’s common stock, including the associated preferred stock purchase rights (the “Shares”) at a price of $2.40 per share, net to the seller in cash, without interest and subject to applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 9, 2016, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”).

On September 7, 2016, LabCorp announced that the offering period of the Offer had expired at 12:01 a.m., Eastern time, on September 7, 2016 and that as of such time, based on the information provided by the depositary for the Offer, 82,901,857 Shares were validly tendered and not withdrawn prior to the expiration of the offering period (including Shares tendered through notices of guaranteed delivery), representing approximately 69% of the outstanding Shares as of such time (or approximately 67% of outstanding Shares excluding notices of guaranteed delivery), which Shares were sufficient to have met the minimum condition of the Offer and to enable the Merger (as defined below) to occur under Delaware law without a vote of the Company’s stockholders. On September 7, 2016, Purchaser accepted for payment, and paid for, all Shares validly tendered and not properly withdrawn during the offering period (the “Offer Acceptance Time”).

On September 7, 2016 pursuant to the terms of the Merger Agreement and following the completion of the offering period, Purchaser merged with and into the Company (the “Merger”) upon the filing on such date of a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), with the Company continuing as the surviving corporation and a direct wholly owned subsidiary of LabCorp. In the Merger, Shares not tendered and accepted for payment in the Offer (other than Shares owned by LabCorp, Purchaser or the Company and Shares held by stockholders who are entitled to demand, and who properly perfect their appraisal rights with respect to such Shares) were converted into the right to receive the same $2.40 per Share, net to the holder in cash, without interest and subject to applicable tax withholding, paid in the Offer (the “Merger Consideration”).

Each of the Company’s stock options (“Company Option”) that were outstanding and unexercised as of immediately prior to the Effective Time and held by an individual who, as of the Effective Time, was an active employee, director or consultant of the Company, accelerated and became fully vested and exercisable effective immediately prior to the Effective Time. As of the Effective Time, each Company Option that was then outstanding and unexercised was cancelled and converted into the right to receive cash (without interest) in an amount equal to the product of (i) the total number of Shares subject to the vested portion of such Company Option immediately prior to the Effective Time (taking into account any acceleration of vesting), multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per Share under such Company Option. No holder of a Company Option that had an exercise price per Share that was equal to or greater than the Merger Consideration was entitled to any payment with respect to such cancelled Company Option before or after the Effective Time.

Pursuant to the Merger Agreement, each restricted stock unit providing for settlement in Shares (“Company RSU”) that was outstanding as of immediately prior to the Effective Time and held by an individual who, as of the Effective Time, was an active employee, director or consultant of the Company, accelerated and became fully vested effective immediately prior to the Effective Time. In lieu of any issuance of Shares in settlement of such Company RSU, as of the Effective Time, each Company RSU that was outstanding was cancelled and converted into the right to receive cash (without interest) in an amount equal to the product of (i) the total number of Shares issuable in settlement of the vested portion of such Company RSU immediately prior to the Effective Time (taking into account any acceleration of vesting) multiplied by (ii) the Merger Consideration.

Each award of Shares that was subject to vesting or forfeiture or repurchase by the Company (“Company Restricted Stock Award”) that was outstanding as of immediately prior to the Offer Acceptance Time accelerated and became fully vested such that the Company’s right of reacquisition or repurchase, as applicable, lapsed in full effective immediately prior to the Offer Acceptance Time. As of the Offer Acceptance Time, each Share underlying each Company Restricted Stock Award was treated as an outstanding Share for purposes of the Merger Agreement, including for purposes of tendering pursuant to the Offer.

The total consideration to be paid is expected to be approximately $300 million, of which approximately $200 million has been paid by Purchaser in accordance with the terms of the Offer for Shares that were validly tendered and not properly withdrawn in the offering period. These amounts exclude fees and expenses related to the Offer and the Merger. LabCorp provided Purchaser with sufficient funds to purchase all Shares accepted for payment in the offering period of the Offer and all shares purchased in the Merger.

The foregoing description of the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on July 27, 2016, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on September 7, 2016, at the Company’s request, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of the Company’s common stock from NASDAQ. The Company’s common stock, which previously traded under the symbol “SQNM”, ceased to be traded on NASDAQ prior to the opening of trading on September 7, 2016. In addition, the Company intends to file with the SEC a Certification on Form 15 under the Exchange Act requesting the Shares be deregistered and that the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act be terminated.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below is incorporated herein by reference. At the Effective Time, holders of Shares immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01. Changes in Control of Registrant.

The disclosure contained in Item 2.01 above is incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and LabCorp, as the direct parent of Purchaser, acquired control of the Company. As of the Effective Time, the Company became a direct wholly owned subsidiary of LabCorp.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the Effective Time, on September 7, 2016, each of Kenneth F. Buechler, Myla Lai-Goldman, Richard A. Lerner, Ronald M. Lindsay, David Pendarvis, Catherine J. Mackey, Charles P. Slacik and Dirk van den Boom resigned as a director of the Company and from any committees of the Company’s Board of Directors on which they then served. In addition, pursuant to the Merger Agreement and effective as of immediately after the Effective Time, on September 7, 2016, Glenn A. Eisenberg, F. Samuel Eberts III, Sandra D. van der Vaart, William B. Haas and Benjamin R. Miller were appointed to the Board of Directors of the Company.

Further, pursuant to the Merger Agreement, effective as of the Effective Time, on September 7, 2016, F. Samuel Eberts III became Chairperson, President and Secretary of the Company, replacing Dirk van den Boom as Chief Executive Officer, President and principal executive officer of the Company, and Glenn A. Eisenberg became Executive Vice President and Treasurer of the Company, replacing Carolyn D. Beaver as Senior Vice President and Chief Financial Officer and principal financial and accounting officer of the Company.

Each of Glenn A. Eisenberg and F. Samuel Eberts III is an officer of LabCorp. Biographical information for each of Glenn A. Eisenberg and F. Samuel Eberts III was previously furnished to the Company and its stockholders by LabCorp and Purchaser and is set forth in Schedule I to the Offer to Purchase filed by LabCorp and Purchaser with the SEC on August 9, 2016, as subsequently amended, which is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger, the certificate of incorporation of the Company was amended and restated, the text of which amendment and restatement is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Pursuant to the Merger, the bylaws of the Company were amended and restated, the text of which amendment and restatement is filed as Exhibit 3.2 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated as of July 26, 2016, by and among Sequenom, Inc., Laboratory Corporation of America Holdings and Savoy Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2016).

Number	Description

3.1	Amended and Restated Certificate of Incorporation of Sequenom, Inc.

3.2	Amended and Restated Bylaws of Sequenom, Inc.

4.1	First Supplemental Indenture, dated as of September 7, 2016, by and between Sequenom, Inc. and Wells Fargo Bank, National Association, as Trustee, to Indenture dated as of September 17, 2012 relating to 5.00% Convertible Senior Notes due 2017.

4.2	First Supplemental Indenture, dated as of September 7, 2016, by and between Sequenom, Inc. and Wells Fargo Bank, National Association, as Trustee, to Indenture dated as of June 9, 2015 relating to 5.00% Convertible Senior Notes due 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Dated: September 7, 2016	By:	/s/ F. Samuel Eberts III
	Name:	F. Samuel Eberts III
	Title:	Chairperson, President and Secretary

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated as of July 26, 2016, by and among Sequenom, Inc., Laboratory Corporation of America Holdings and Savoy Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2016).

3.1	Amended and Restated Certificate of Incorporation of Sequenom, Inc.

3.2	Amended and Restated Bylaws of Sequenom, Inc.

4.1	First Supplemental Indenture, dated as of September 7, 2016, by and between Sequenom, Inc. and Wells Fargo Bank, National Association, as Trustee, to Indenture dated as of September 17, 2012 relating to 5.00% Convertible Senior Notes due 2017.

4.2	First Supplemental Indenture, dated as of September 7, 2016, by and between Sequenom, Inc. and Wells Fargo Bank, National Association, as Trustee, to Indenture dated as of June 9, 2015 relating to 5.00% Convertible Senior Notes due 2018.